EXHIBIT 99.1

ASP Isotopes Inc. Secures $9 Million Supply Contract with US Customer for Highly Enriched Isotopes

Approximately $900,000 to be Recorded in 3Q23, with Deliveries Anticipated to Begin in Q1 of 2024.

ASP Isotopes Inc. NASDAQ: ASPI (“ASPI,” the “Company”), an advanced materials company dedicated to the development of technology and processes designed to produce isotopes used in multiple industries, today announced that the Company has entered into a supply contract for a highly enriched isotope with a US Customer valued at approximately $9 million.

The customer is expected to make a prepayment during Q3 of 2023 of approximately $900,000. ASP Isotopes expects to commence the supply of the enriched isotope during Q1 of 2024.

“This supply contract represents the first supply contract that ASP Isotopes has entered with a US customer. As a US Company, we are driven to help other US entities source a commercially reliable supply of isotopes.

“We continue to receive considerable interest from both US and non-US customers regarding our ability to supply isotopes required for many end markets, including healthcare, technology, and green energy. We look forward to the further buildout of our facilities and continuing to execute on our business plan. As we continue to scale our operations, we believe we are well positioned to further capitalize on the significant and growing demand for our proprietary technology and process.” said Paul Mann, Chairman and CEO of ASP Isotopes.

About ASP Isotopes Inc.

ASP is an advanced materials company dedicated to developing technology and processes to produce isotopes in multiple industries. The Company employs proprietary technology, the Aerodynamic Separation Process (“ASP technology”), for the production, distribution, marketing, and sale of all isotopes. The Company’s initial focus is on producing and commercializing highly enriched isotopes for the healthcare and technology industries. With time, it also plans to enrich isotopes for the green energy sector. The Company has two isotope enrichment facilities in Pretoria, South Africa. The first is a facility dedicated to the enrichment of isotopes of elements with a low atomic mass (light isotopes) and will initially produce Carbon-14. The ASP plans to use the second, larger facility for the production of multiple different isotopes.

There is a growing demand for isotopes such as Silicon-28, which will enable quantum computing, and Molybdenum-100, Molybdenum-98, Zinc-68, Ytterbium-176, and Nickel-64 for new, emerging healthcare applications, as well as Chlorine-37, Lithium-6, and Uranium-235 for green energy applications. The ASP Technology (Aerodynamic Separation Process) is ideal for enriching low and heavy atomic mass molecules. For more information, please visit www.aspisotopes.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” that are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “projects,” “will,” “may,” “might” and words of a similar nature. Examples of forward-looking statements include, among others but are not limited to, statements we make regarding expected operating results, such as future revenues and prospects from the potential commercialization of isotopes, future performance under contracts, and our strategies for product development, engaging with potential customers, market position, and financial results. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results, financial condition and events may differ materially from those indicated in the forward-looking statements based upon a number of factors. Forward-looking statements are not a guarantee of future performance or developments. You are strongly cautioned that reliance on any forward-looking statements involves known and unknown risks and uncertainties. Therefore, you should not rely on any of these forward-looking statements. There are many important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements, including: our reliance on the efforts of third parties; our ability to complete the proposed Mo-100 enrichment plant or to commercialize the Mo-100 isotope using the ASP technology; the financial terms of any current and future commercial arrangements; our ability to complete certain transactions and realize anticipated benefits from acquisitions; contracts, dependence on our Intellectual Property (IP) rights, certain IP rights of third parties; and the competitive nature of our industry. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise. This press release includes market and industry data and forecasts that we obtained from internal research, publicly available information and industry publications and surveys. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Unless otherwise noted, statements as to our potential market position relative to other companies are approximated and based on third-party data and internal analysis and estimates as of the date of this press release. We have not independently verified this information, and it could prove inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data-gathering process and other limitations and uncertainties. In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the information and forecasts from sources cited herein. No information in this press release should be interpreted as an indication of future success, revenues, results of operation, or stock price. All forward-looking statements herein are qualified by reference to the cautionary statements set forth herein and should not be relied upon.

Contacts

Jason Assad– Investor relations

Email: Jassad@aspisotopes.com

Telephone: 561-709-3043

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